UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[X] Definitive Additional Materials
[  ]  Soliciting Material Pursuant to §240.14a-12

ECHO THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:
Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5262	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Echo Therapeutics, Inc., a Delaware corporation (“Echo” or the “Company”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies from its stockholders in connection with its 2014 Annual Meeting of Stockholders and at any and all adjournments, postponements or reschedulings thereof (the “2014 Annual Meeting”). In connection with its 2014 Annual Meeting, Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014.

Press Release Issued on May 30, 2014

Attached hereto is a copy of a press release that Echo issued on May 30, 2014 announcing that it would be filing an investor presentation with the SEC that comments on, among other things, the pending proxy contest by a dissident stockholder group led by Platinum Management (NY) LLC. Echo also announced that the presentation would be available later today on the Investor Relations section of Echo’s website at http://www.echotx.com and on the SEC’s website at www.sec.gov. As previously announced, a dissident stockholder group led by Platinum Management (NY) LLC (collectively, the “Platinum Group”) is pursuing a proxy contest to elect one nominee to the Echo Board at the 2014 Annual Meeting to be held on Thursday, June 19, 2014, at 10:00 a.m., local time, at the offices of Echo located at 10 Forge Parkway, Franklin, Massachusetts 02038. The record date for determining those stockholders eligible to receive notice of, and to vote at, the 2014 Annual Meeting is May 13, 2014.

Stockholders are advised that they will soon be receiving revised proxy materials from Echo. In order for stockholders to vote on the WHITE proxy card in support of the candidates nominated by the Echo Board, stockholders will be required to complete the revised form of WHITE proxy card that will be mailed to them or vote electronically as provided on the revised form of WHITE proxy card. Stockholders are urged to vote each and every WHITE proxy card that they receive.

Stockholders are advised that they may receive proxy solicitation materials from the Platinum Group or other persons or entities affiliated with the Platinum Group, including an opposition proxy statement and gold proxy card. Stockholders are strongly urged NOT to sign or return the gold proxy card or voting instruction form that the Platinum Group may send to them, even as a protest vote against the Platinum Group or the Platinum Group’s nominee. If any stockholder signs a gold proxy card sent to them by the Platinum Group, however, such stockholder retains the right to change his or her vote. Only the latest dated proxy card voted will be counted.

Additional Information and Where To Find It

In connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), Echo has filed a revised definitive proxy statement and a revised WHITE proxy card with the SEC on May 9, 2014. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting.  Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.

FOR IMMEDIATE RELEASE

For More Information:

Christine H. Olimpio Director, Investor Relations and Corporate Communications (215) 717-4104 colimpio@echotx.com	Sylvia Hermina Laurel Hill Advisory Group, LLC 516-933-3100 shermina@laurelhill.com

ECHO TO FILE INVESTOR PRESENTATION
Echo Urges Stockholders to Elect Incumbent Directors and Reject Platinum Group’s Slate
Recommends Stockholders Vote Revised White Proxy Card

PHILADELPHIA, PA, May 30, 2014 – Echo Therapeutics, Inc. (NASDAQ: ECTE), a medical device company developing its Symphony® CGM System as a non-invasive, wireless continuous glucose monitoring system, today announced that it is filing an investor presentation with the U.S. Securities and Exchange Commission (SEC) that comments on, among other things, the pending proxy contest by a dissident stockholder group led by Platinum Management (NY) LLC. The presentation will be available later today on the Investor Relations section of Echo’s website at http://www.echotx.com and on the SEC’s website at www.sec.gov.

As previously announced, the Platinum Group is pursuing a proxy contest to elect Shepard M. Goldberg to the Echo Board at Echo’s 2014 Annual Meeting of Stockholders in opposition to our highly qualified and very experienced director and Interim CEO, Robert F. Doman.

In the presentation, Echo urges stockholders to vote the revised WHITE proxy card to elect the Echo Board’s nominees at Echo’s 2014 Annual Meeting for a number of reasons, including the following:

•	The Echo Board is engaged, highly qualified, open to stockholder input and committed to protecting the right of all stockholders to participate in the future growth of Echo.

•
The Echo Board’s belief that its nominee Robert F. Doman is substantially more qualified than the Platinum Group’s nominee, Shepard M. Goldberg and the stark contrast between the experience of the Platinum Group’s nominee Mr. Goldberg, who has spent the majority of his career in at a privately-held swimming pool products company, and that of the Echo Board’s highly qualified and very experienced nominee, Mr. Doman, who brings to the Echo Board more than 30 years of executive level, international and domestic management, business development, commercialization, product development and strategic planning experience.

•
The Echo Board’s belief that the interests of the Platinum Group are not aligned with the interests of all other stockholders, taking into consideration the previous threats by Platinum and its leadership to drive Echo’s stock price down if Echo did not acquiesce to its demands and Platinum’s attempts to prevent Echo from having access to future growth capital.

•	The Echo Board’s belief that the Platinum Group has not disclosed its ultimate motives for its proxy contest and why it wants to control no less than two out of the five seats on the Echo Board.

Echo urges stockholders to support their Board’s slate of nominees and vote their shares TODAY by telephone, Internet or by signing, dating and returning each and every WHITE proxy card they receive.

Echo is being advised in connection with the proxy contest by Morgan, Lewis & Bockius LLP and Alston & Bird LLP.  Laurel Hill Advisory Group, LLC is serving as Echo’s proxy solicitor.

About Echo Therapeutics

Echo Therapeutics is developing the Symphony CGM System as a non-invasive, wireless, continuous glucose monitoring system for use initially in the critical care setting. A significant longer-term opportunity may also exist for Symphony to be used in the hospital beyond the critical care setting, as well as in patients with diabetes in the outpatient setting. Echo has also developed its needle-free skin preparation device, the Prelude® SkinPrep System, as a platform technology to enhance delivery of topical pharmaceuticals.

For more information, please contact, the firm that is
assisting us with the 2014 Annual Meeting and the proxy contest:

2 Robbins Lane, Suite 201
Jericho, New York 11753
TOLL-FREE (888) 742-1305

IMPORTANT!
PLEASE VOTE EACH AND EVERY WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY GOLD PROXY CARD
SENT TO YOU BY THE PLATINUM GROUP

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to expectations, plans or prospects for Echo that are based upon the current expectations and beliefs of Echo’s management. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements including statements regarding our revised proxy materials. These forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those expressed or implied by such forward-looking statements.  Those risks and uncertainties include, but are not limited to, risks related to the actions of Platinum Management (NY) LLC and other activist stockholders, including the amount of related costs and the disruption caused to business and financing activities by these actions.  Other risks and uncertainties that may cause actual events to differ materially from the statements we have made herein are identified and described in more detail in Echo's filings with the SEC, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2013, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this Press Release are made as of the date hereof. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Echo does not expect to, and disclaims any obligation to, publicly update, amend or clarify any forward-looking statements whether as a result of new information, future events or otherwise. Echo, however, reserves the right to update such statements or any portion thereof at any time for any reason.

Important Additional Information

Echo has filed revised proxy materials with the SEC in connection with its 2014 Annual Meeting of Stockholders (including any adjournments, postponements or reschedulings thereof, the “2014 Annual Meeting”), including a revised definitive proxy statement and a revised definitive form of WHITE proxy card on May 9, 2014, in connection with Echo’s solicitation of proxies. STOCKHOLDERS ARE URGED TO READ THE REVISED 2014 PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ECHO WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of Echo’s revised 2014 Proxy Statement and any other documents filed by Echo with the SEC in connection with the 2014 Annual Meeting, when available, at the SEC’s website (www.sec.gov), at Echo’s website (www.echotx.com) or by directing a request to Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Suite 300, Philadelphia, PA 19103, Attention: Investor Relations. In addition, copies of the proxy materials, when available, may be requested from Echo’s proxy solicitor, Laurel Hill Advisory Group, LLC, 2 Robbins Lane, Suite 201, Jericho, NY 11753 or toll-free at 1-888-742-1305.

Certain Participant Information

Echo, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from Echo’s stockholders in connection with the 2014 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, is set forth in Echo’s revised 2014 Proxy Statement and other materials to be filed with the SEC in connection with the 2014 Annual Meeting. Such information can also be found in Echo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 28, 2014.